Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact FMC Corporation:
Jim Fitzwater - +1 215.299.6633
james.fitzwater@fmc.com
Lars-Erik Pedersen + 45.9690.9130
lars-erik.pedersen@cheminova.com
Denmark Media Contact - Geelmuyden Kiese/Ketchum:
Kristian Riber Kraaer + 45-3040-2040
kristian.riber@gknordic.com
Investor Relations Contact: Alisha Bellezza - +1 215.299.6119
ir@fmc.com

FMC Corporation Completes Acquisition of Cheminova A/S
PHILADELPHIA, April 21, 2015 -- FMC Corporation (NYSE:FMC) today announced that it has completed the closing of its acquisition of Cheminova A/S, a multinational crop protection company based in Denmark and a wholly-owned subsidiary of Auriga Industries A/S. The companies announced the signing of a definitive acquisition agreement on September 8, 2014, and have now satisfied all necessary conditions and regulatory approvals.
FMC completed the acquisition of Cheminova for an aggregate purchase price of approximately $1.8 billion, including assumption of debt. FMC expects the transaction to be accretive to adjusted earnings in the first full year following the acquisition.
“The acquisition of Cheminova is fully aligned with our corporate strategy to focus FMC’s portfolio on agriculture, health and nutrition end markets,” said Pierre Brondeau, FMC president, CEO and chairman. “Cheminova has a highly complementary product portfolio and geographic footprint and follows a similar strategic approach to FMC in applying technology to deliver solutions to its customers. This transaction will broaden our Agricultural Solutions portfolio and significantly strengthen our market access.”

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Brondeau continued, “Cheminova gives us direct market access to key countries in Europe and enhances our customer reach in India, Australia and throughout Latin America, bringing greater balance to our agricultural business. Its technology will enable us to expand FMC’s position in existing crops; accelerate access to additional crops, such as cereals; and strengthen our offerings to customers, especially in sugarcane, soybeans and cotton. We expect to further enhance our innovation pipeline and generate significant new revenue opportunities for the combined business.”
FMC has been realigning its business portfolio in recent years to expand its position in the crop protection market. With the acquisition of Cheminova, and the divestiture of the Alkali Chemicals business completed on April 1, 2015, FMC Agricultural Solutions is expected to represent approximately three quarters of the company's total revenue, up from less than 40 percent as recently as 2009.
The company will provide integration updates during quarterly earnings calls and at its upcoming Investor Conference on May 11, 2015.
About FMC Corporation
FMC Corporation is a specialty company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. In 2014, FMC had annual sales of approximately $3.3 billion from continuing operations (excluding sales from the divested Alkali Chemicals business). In 2014, Cheminova had sales of DKK 6.8 billion. FMC employs approximately 7,000 people (including employees from Cheminova) throughout the world and operates its businesses in three segments: FMC Agricultural Solutions, FMC Health and Nutrition and FMC Lithium. For more information, visit www.FMC.com.
Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2014 Form 10-K and other SEC filings.  Such information contained herein represents management's best judgment as of the date hereof based on information currently available.  FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary.  Historical information is not necessarily indicative of future performance.
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